ARTICLES OF INCORPORATION

                                   OF

                CORRECTIONS SYSTEMS INTERNATIONAL, INC.


The undersigned subscriber to these Articles of Incorporation, a natural person competent to contract, hereby forms a corporation under the laws of the State of Florida.


                          ARTICLE I.  NAME

The name of the corporation shall be:

               CORRECTIONS SYSTEMS INTERNATIONAL, INC.

The principal place of business of this corporation shall be 2800 East Commercial Boulevard, Ft. Lauderdale, Florida 33308.



                    ARTICLE II.  NATURE OF BUSINESS

This corporation may engage or transact in any or all lawful activities or business permitted under the laws of the United State, the State of Florida or any other state, country, territory or nation.



                       ARTICLE III.  CAPITAL STOCK

The maximum number of share of stock that this corporation is authorized to have outstanding at any one time is 10,000,000 shares of common stock having $.0001 par value per share.



                          ARTICLE IV.  ADDRESS

The street address if the initial registered office of the corporation shall be 502 East Park Avenue, Tallahassee, Florida 32301, and the name of the initial registered agent of the corporation at that address is Corporation Information Services, Inc.



                     ARTICLE V.  TERM OF EXISTENCE

This corporation is to exist perpetually.



                        ARTICLE VI.  DIRECTORS

This corporation shall have no directors, initially. The affairs of the Corporation will be managed by the shareholders until such time Directors are designated as provided by the Bylaws.





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                       ARTICLE VII.  OFFICERS

The names and addresses of the initial officers of the corporation who shall hold office for the first year of the corporation, or until their successors are elected or appointed are:

Daniel J. Gallagher               2800 East Commercial Boulevard
President                         Ft. Lauderdale, Florida   33308

Glen Rothbart                     Same
V. Pres./Sec.



ARTICLE VIII.  INCORPORATOR

The name and street address of the incorporator to these Articles of Incorporation is:

     Corporation Information Services, Inc.
     502 East Park Avenue
     Tallahassee, Florida   32301



IN WITNESS WHEREOF, the undersigned authorized agent of Corporation Information Services, Inc. has agent of Corporation Information Services, Inc. has hereunto set her hand and seal of Corporation Information Services, Inc. on this 5th day of February, 1988.


                             Corporation Information Services, Inc.





                             By:  /s/  Gail Shelby
                                  -----------------------------------



STATE OF FLORIDA
COUNTY OF LEON

The foregoing instrument was acknowledged before me this 5th day of February, 1988, by Gail Shelby.





----------------------------------------
Notary Public, State of Florida at Large

My Commission Expires:
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